Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2003 Stock Option and Grant Plan and 2006 Stock Option and Incentive Plan of Eagle Test Systems, Inc. of our reports dated November 15, 2005, with respect to the consolidated financial statements and schedule of Eagle Test Systems, Inc. included in the prospectus dated March 8, 2006 as filed with the Securities and Exchange Commission pursuant to Rule 424(b).

/s/ Ernst & Young LLP
Chicago, Illinois March 7, 2006